EXHIBIT 10.1

AMENDMENT TO

MCRON ACQUISITION CORP.

2012 EQUITY INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) is executed as of July 11, 2019, by an authorized member of the Board of Directors (the “Board”) of Milacron Holdings Corp. (the “Company”).

WHEREAS, the Company sponsors the Mcron Acquisition Corp. 2012 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 12.2 of the Plan, the Board may, in its sole discretion, amend the Plan at any time; provided that such amendment shall not adversely affect the rights granted to any Participant under any outstanding Awards without the Participant’s written consent; and

WHEREAS, the Board wishes to amend the Plan as set forth below.

NOW THEREFORE:

1.    Capitalized Terms. Capitalized terms used, but not otherwise defined herein shall have the meaning given to them in the Plan.

2.    Amendment to the Equity Incentive Plan.

(a)	The first clause of the first sentence of Section 11.2 of the Plan is hereby amended and restated in its entirety as follows:

“Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, outstanding Awards (which, for the avoidance of doubt, shall exclude any Options or any portions thereof for which a notice of exercise has been received by the Company) will be treated as specified in the agreement governing the terms and conditions of the Change of Control, which may include, but is not limited to, any of the following actions:”

(b)	Subsection 11.2(e) of the Plan is hereby amended and restated in its entirety as follows:

“(e) cancellation of all or any portion of a Participant’s outstanding Awards for consideration (in the form of cash or liquid securities) equal to the value of the consideration that would be received for the Shares subject to such Award (or the portion thereof being canceled);”

(c)	Subsection 11.2 of the Plan is hereby amended by adding the following sentence to the end thereof:

“Nothing in this Plan requires that all Awards and/or all Participants be treated in the same manner in connection with a Change of Control.”

3.    Effect of Amendment. This Amendment shall be effective as of the date this Amendment is approved by the Board. Except as expressly provided by this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

4.    Miscellaneous. This Amendment may be executed in several counterparts (and may be delivered by means of facsimile or electronic transmission in portable document format), each of which shall for all purposes be deemed an original, and all of such counterparts shall constitute one and the same instrument. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first written above.

MILACRON HOLDINGS CORP.

By:	/s/ Thomas J. Goeke
Name:	Thomas J. Goeke
Its:	President and Chief Executive Officer